UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 17, 2013

Date of Report (Date of earliest event reported)

ChineseInvestors.com, Inc.

(Exact name of registrant as specified in its charter)

Indiana	000-54207	35-2089868
(State of Organization)	(Commission File Number)	(IRS Employer Identification #)

13791 E. Rice Place, Suite #107 Aurora, CO	80015
(Address of principal executive offices)	(Zip Code)

(303) 481-4416 or (303) 345-1262

Registrant’s telephone number, including area code

Copies to: Michael E. Shaff, Esq., Irvine Venture Law Firm, LLP

17901 Von Karman Avenue, Suite 500, Irvine, CA 92614 Telephone (949) 660-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

ChineseInvestors.COM has entered into an agreement with Clear Currents, Inc., a Delaware S Corporation (formerly a Nevada S Corporation) for which it will be providing services related to that entity’s becoming a fully reporting public company on the OTCBB.

This agreement calls for ChineseInvestors.COM to provide for management of the process including all related SEC filings, coordination of all professional service providers, and general support as it relates to interfacing with the Management Team of Clear Currents, Inc..

Using the ChineseInvestors.COM public company advisory services group will allow the Clear Currents Inc. director/management team to remain focused on the deployment of their product lines globally without the distractions of managing the details associated with becoming a public company.

The process is currently expected to utilize a Form 10-12G filing process in combination with securing a skilled market maker (for the 15c2-11 filing and securing a symbol) and an experienced transfer agent (for related services as well as securing DTC eligibility).

The gross value of this contract (prior to expenses) is currently estimated at $325,000 and a specific number of restricted shares as additional compensation for services based upon achieving certain benchmarks that are a part of the services agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2013	ChineseInvestors.COM, Inc.

By: /s/ Brett Roper
Name: Brett Roper
Title: Senior Public Strategies Advisor